UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

May 24, 2011
Date of Report (Date of earliest event reported)

Rovi Corporation
(Exact name of registrant as specified in its charter)

      Delaware                                     000-53413                                     26-1739297
(State or other jurisdiction of                 (Commission                               (I.R.S. employer
incorporation or organization)                         File No.)                                identification number)

2830 De La Cruz Boulevard
Santa Clara, California 95050
(Address of principal executive offices, including zip code)

(408) 562-8400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Current Report on Form 8-K/A (the “Amendment”) updates information disclosed in a Current Report on Form 8-K filed on May 24, 2011 (the “Original Form 8-K”) relating to the 2011 Annual Meeting of Stockholders (the “Annual Meeting”) of Rovi Corporation (the “Company”) held on May 24, 2011.  The sole purpose of this Amendment is to disclose the Company’s decision regarding how frequently it will conduct future advisory votes on executive compensation.  No other changes are being made to the Original Form 8-K.

Item 5.07.      Submission of Matters to a Vote of Security Holders.

As previously reported in the Original Form 8-K, at the Annual Meeting, the Company’s stockholders voted on, among other matters, a proposal on the frequency of future advisory votes on executive compensation.  The frequency of once every year received the highest number of votes cast.  In light of these voting results and other factors considered by the Company’s Board of Directors (the “Board”), at a meeting held on August 4, 2011, the Board determined that the Company will include an advisory vote of its stockholders on executive compensation in its proxy materials every year until the next required advisory vote of the Company’s stockholders on the frequency of such advisory vote on executive compensation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rovi Corporation
(Registrant)

Date: August 4, 2011	By:	/s/ Stephen Yu
Stephen Yu
EVP and General Counsel